UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2023

BRILLIANT N.E.V. CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213698	30-0944559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 805, West Building 4, Xintiandi Business Center,

Gongshu District, Hangzhou City, Zhejiang Province, China

(Address of Principal Executive Offices)

+86-189-1098-4577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 5, 2023, the Company filed a Form 8-K to reflect the shareholder vote approving the recent name change. This Form 8-K amends the prior filing by identifying the name and shareholdings of the two voting shareholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 4, 2023,two of our shareholders, holding a total of 108,103,250 shares of our common stock (or 70.607% of our outstanding voting securities) executed written consent approving the following corporate action (“Corporate Action”):

Change the name of the Company from Clancy Corp. to Brilliant N.E.V Corp.

The two shareholders are Guangzhe Su and Xiangying Meng who owned 79,900,00 and 28,403,250 shares of common stock, respectively for a total of 108,103,250 shares of our common stock (or 70.607% of our outstanding voting securities).

The Corporate Action was adopted by written consent of the entirety of our Board of Directors on July 3, 2023, and our Director recommended the Corporate Action be presented to our shareholders for approval. The Director also set July 4, 2023 as the record date of such action.

The Company has filed an Issuer Company-Related Action Notification Form with FINRA to reflect the name change and apply for a new stock symbol. As previously reported, on July 28, 2023, the Company amended its Articles of Incorporation with the Nevada Secretary of State to effect the name change of the Company to Brilliant N.E.V. Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLANCY CORP.
(Registrant)

/s/ Xiangying Meng
Xiangying Meng
Chief Financial Officer

Date: September 27, 2023